EXHIBIT 10.21

Commission Agreement

This commission agreement is between Gulf Coast Surgical Solutions, LLC (Company) and Fuse Medical LLC (Agent). In consideration of the mutual agreement and covenants herein contained, the parties hereto agree as follows:

1. AGENCY:

The Company appoints the agent as its non-exclusive agent for the following purposes: Selling and sales representation of ETEX Bone graft products throughout the United States.

2. INDEPENDENT CONTRACTORS:

This Agreement shall not render the Agent an employee, or joint venture with the Company for any purpose. The Agent is and will remain an independent contractor in his or her relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Agent’s compensation hereunder. The Agents shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, workers compensation, health or disability benefits, unemployment benefits, or employee benefits of any kind. Agent shall lack authority to bind Company to any agreement or contract until Agent obtains written consent from Gulf Coast Surgical Solutions, LLC.

3. INSURANCE:

The Agent will carry liability insurance relative to any service that he or she performs for the Company.

4. COMMISSION:

For the Agent’s services the Company shall pay the Agent a commission percentage of 25% of all of the Agents total sales of ETEX Bone graft products (hereinafter “Commission”). Agents are responsible to pay all Agent’s sale representatives from the commission percentage listed above. The Company will pay the Rep associated with the Agent. If Agent sells ETEX product for less than 40% off 2012 list price, product pricing attached in Exhibit A, then the Agent and the Company will receive less commission from ETEX. This amount is to be determined by ETEX Corporation and will be fully disclosed to the Agent. Company agrees to pay Agent same proportion of what Company receives from ETEX to the above Commission of any less commission’s if Agent sells ETEX product for less than 40% off 2012 list price outlined in Exhibit A.

5. EXPENSES:

The Company shall not be obligated to reimburse the Agent for any additional expenses incurred in the performance of service pursuant to this Agreement unless agreed in writing by the Company in advance.

6. TERM:

Unless renewed, this Agreement expires at midnight on August 10, 2015. Notwithstanding the previous sentence, Company or Agent may terminate this Agreement with a sixty (60) day written notice to the other party.

7. EXCLUSIONS:

Excluded from this Agreement are all existing written agreements in place at the time of the execution of this Agreement with other agents.

8. MODIFICATION:

This Agreement may not be modified except by amendment reduced to writing and signed by both Company and Agent. No waiver of this Agreement shall be construed as a continuing waiver or consent to any subsequent breach thereof.

9. ENTIRE AGREEMENT:

This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter herein and supersedes all prior discussion between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in the Agent’s duties or commission will not affect the validity or scope of this agreement.

10. GOVERNING LAWS, COSSENT TO PERSONAL JURISDICTION:

This agreement will be governed by the laws of the State of Florida, without regard for conflict of laws principles.

11. SEVERABILITY:

If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

12. ATTORNEY FEES:

In the event that this Agreement becomes subject to litigation between the parties hereto, the parties agree that prevailing party shall be entitled to an award of attorney fees, costs and prevailing statutory interest from the other party.

13. ADDITIONAL ACKNOWLEDGMENTS:

Both parties acknowledge and agree that: (a) the parties are executing this Agreement voluntarily and without any duress or undue influence; (b) the parties have carefully read this Agreement and have asked any questions needed to understand the terms, consequences, and binding effect of this Agreement and fully understand them; and (c) the parties have sought the advice of an attorney of their respective choice if so desired prior to signing this Agreement.

14. FURTHER DOCUMENT:

If any other provisions or agreement are necessary to enforce the intent of this document, both parties agree to execute such provisions or agreement upon request.

This Agreement, consisting of all pages, including this page, is entered into this the 19th day of August, 2012.

COMPANY

/s/ Jamey Holley
Jamey Holley
(Printed Name of Company Representative)

August 20th, 2012
Date

AGENT

/s/ Jonathan Brown
Jonathan Brown
(Printed Name of Company Representative)

August 19th, 2012
Date

EXHIBIT A

[LOGO PLACEHOLDER]

2012 Pricing

Product Description	Part#	Price
1cc Gamma-bsm kitA	76-6001	1,192
2.5cc Gamma-bsm kit	76-6023	1,833
5cc Gamma-bsm kit	76-6005	2,750
10cc Gamma-bsm kit	76-6010	4,033
1cc Beta-bsm kit	76-6024	l,192
2.5cc Beta-bsm kit	76-6025	1,833
5cc Beta-bsm kit	76-6016	2,750
10cc Beta-bsm kit	76-6017	4,033
2.5cc Equivabone kit	76-6027	1,925
5cc Equivabone kit	76-6021	2,933
10cc Equivabone kit	76-6022	4,400
2.5cc Carrigen kit	76-6034	1,925
5cc Carrigen kit	76-6035	2,933
10cc Carrigen kit	76-6036	4,400